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                            ASSET PURCHASE AGREEMENT

                                     Between

                             ML MEDIA PARTNERS, L.P.

                                       and

                           SHADOW COMMUNICATIONS, LLC






                              Dated: April 22, 1999
































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




                                Table of Contents

                                                                            Page
                                                                            ----

1.   Sale and Purchase of Assets...............................................1
     1.1     Sale of Assets to Buyer...........................................1
     1.2     Excluded Assets...................................................3

2.   Purchase Price ...........................................................4
     2.1     Amount and Payment of Consideration; Adjustment...................4
     2.2     Payment of Purchase Price.........................................4
     2.3     Letter of Credit..................................................5
     2.4     Limitation on Assumption of Liabilities...........................5
     2.5     Apportionment.....................................................6
     2.6     Determination of Apportionments...................................7

3.   Closing ..................................................................7
     3.1     Date of Closing...................................................8
     3.2     Outside Date for Closing..........................................8

4.   Representations and Warranties by the Seller..............................8
     4.1     The Seller's Organization and Authority...........................8
     4.2     Authorization of Agreement........................................8
     4.3     Consents of Third Parties.........................................9
     4.4     Title to Assets...................................................9
     4.5     Licenses..........................................................9
     4.6     Call Letters.....................................................10
     4.7     Operation of the Stations........................................10
     4.8     Financial Statements.............................................11
     4.9     Absence of Certain Changes.......................................11
     4.10    Tangible Property................................................12
     4.11    Intangible Assets................................................13
     4.12    Litigation; Compliance with Laws.................................13
     4.13    List of Agreements, etc..........................................13
     4.14    Employee Benefit Plans...........................................14
     4.15    Personnel Information; Labor Contracts...........................15
     4.16    Insurance........................................................15
     4.17    Undisclosed Liabilities..........................................16
     4.18    Environmental Matters............................................16
     4.19    Real Property....................................................17
     4.20    Taxes............................................................18
     4.22    Finders and Brokers..............................................18


                                       (i)

                                                                            Page
                                                                            ----


5.   Representations and Warranties by the Buyer..............................18
     5.1     The Buyer's Organization and Authority...........................18
     5.2     Authorization of Agreement.......................................19
     5.3     Consents of Third Parties........................................19
     5.4     Litigation.......................................................19
     5.5     Buyer's Qualification............................................19

6.   Further Agreements of the Parties........................................19
     6.1     Filings..........................................................19
     6.2     Operations of the Stations.......................................20
     6.3     No Control.......................................................22
     6.4     Access to Information............................................23
     6.5     Consents; Assignment of Agreements; Estoppel Certificates........24
     6.6     Sales Taxes; Transfer Taxes......................................25
     6.7     Employees; ERISA.................................................25
     6.9     Expenses.........................................................27
     6.10    Buyer's Audit; Right of Termination..............................28
     6.11    Notification of Developments.....................................28
     6.12    Negotiations with Third Parties..................................28
     6.13    Performance......................................................28
     6.14    Conditions.......................................................28
     6.15    Environmental Matters............................................29
     6.16    Bulk Sales Laws..................................................29
     6.17    Further Assurances...............................................29

7.   Conditions Precedent to Closing..........................................29
     7.1     Conditions Precedent to the Obligations of the Buyer.............29
     7.2     Conditions Precedent to the Obligations of the Seller............31

8.   Transactions at the Closing..............................................32
     8.1     Documents to be Delivered by the Seller..........................32
     8.2     Documents to be Delivered by the Buyer...........................32

9.   Survival of Representations and Warranties; Indemnification..............33
     9.1     Survival.........................................................33
     9.2     Indemnification..................................................33
     9.3     Limitation on Liability..........................................34

10.  Termination..............................................................34
     10.1    Termination......................................................34
     10.2    Liability........................................................35


                                      (ii)

                                                                            Page
                                                                            ----


11.  Risk of Loss.............................................................35

12.  Interruption of Broadcast Transmissions..................................36

13.  Miscellaneous............................................................36
     13.1    Notices .........................................................36
     13.2    Brokers .........................................................37
     13.3    Entire Agreement ................................................37
     13.4    Headings ........................................................37
     13.5    Governing Law ...................................................38
     13.6    Separability ....................................................38
     13.7    Assignment ......................................................38
     13.8    Publicity .......................................................38
     13.9    Jurisdiction ....................................................38
     13.11   Counterparts ....................................................39




                                      (iii)

                            ASSET PURCHASE AGREEMENT
                            ------------------------

                                 April 22, 1999
                                 --------------


          The parties to this agreement are ML Media Partners, L.P., a Delaware limited partnership (the "Seller"), and Shadow Communications, LLC, a Delaware limited liability company (the "Buyer").
          The Seller owns and operates radio stations WICC-AM, Bridgeport, Connecticut, and WEBE-FM, Westport, Connecticut (the "Stations"). The Seller desires to sell to the Buyer substantially all of the assets used in the operations of the Stations and the Buyer desires to purchase those assets, on the terms and conditions contained in this agreement. The FCC Licenses (as defined below) for the Stations are held by WEBE Associates and WICC Associates, general partnerships in which the Seller has a 99.99% interest and the general partner of the Seller has a .01% interest.
          Accordingly, it is agreed as follows:
          1.   Sale and Purchase of Assets.
               ---------------------------
               1.1  Sale of Assets to Buyer. At the closing referred to in section 3.1, Seller shall sell and assign to the Buyer (and shall cause WEBE Associates and WICC Associates to assign to the Buyer), and the Buyer shall purchase and acquire, all of the business of the Seller, WEBE Associates and WICC Associates relating to the Stations and all of the assets of the Seller, WEBE Associates and WICC Associates used in the operations of the Stations (excluding only the assets referred to in section 1.2) as those assets exist on the Closing Date (as defined in section 3.1). Except as otherwise provided in section 1.2, the assets of the Stations to be sold and assigned (collectively, the "Assets") include, but are not limited to, the following:
                    (a) all broadcast licenses (the "FCC Licenses") for the Stations issued by the Federal Communications Commission (the "Commission") and any other permits and authorizations (and applications for any of them) relating to the operation of the Stations, including, but not limited to, those listed on schedule 1.1(a), together with any renewals, extensions or modifications thereof and additions thereto made between the date of this agreement and the Closing Date (together with the FCC Licenses, the "Licenses");


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



                    (b) all equipment (including computers and office equipment), transmitting towers, transmitters, supplies, vehicles, inventory, furniture, fixtures and leasehold improvements, any computer software, broadcast programs, tapes and compact discs owned by the Seller, WEBE Associates and WICC Associates for use by the Stations, and all other tangible personal property, wherever located, that is owned by the Seller, WEBE Associates and WICC Associates and used in the operation of the Stations, including, but not limited to, the items listed on schedule 1.1(b), together with all additions, modifications or replacements thereto made in the ordinary course of business between the date of this agreement and the Closing Date;
                    (c)  all rights of the Seller under leases,
commitments and other agreements relating to the business and operations of the Stations, to the extent that those rights relate to the period after the close of business on the Closing Date, including, but not limited to (i) all commitments and other agreements relating to the sale of broadcast and advertising time, (ii) the leases, commitments and other agreements listed on schedules 4.13 and 4.14, including, without limitation, all agreements relating to the tower(s), transmitter(s), studio site(s) and offices of the Stations (including all security or other deposits made with respect to any such agreements, which shall be subject to apportionment pursuant to section 2.5), and (iii) any other leases, commitments and other agreements relating to the business and operations of the Stations that are entered into consistent with the provisions of section 6.2 between the date of this agreement and the Closing Date;
                    (d) all promotional materials, trademarks, trade names, logos, jingles, slogans and other tangible and intangible personal property relating to the Stations (including, but not limited to, the trademarks, trade names and logos listed on schedule 1.1(d)), and all of the Seller's, WEBE Associates' and WICC Associates' rights to use the call letters "WICC-AM" and "WEBE-FM"), together with the good will of the business associated with those trademarks, trade names and logos;
                    (e) all of the Seller's rights in connection with any "barter" transactions and "trade" agreements relating to the Stations;

                    (f) all of the Seller's rights under manufacturers' and vendors' warranties relating to items included in the Assets and all similar rights against third parties relating to items included in the Assets;
                    (g) subject to section 1.2(c), all files, logs and business records of every kind relating to the operations of the Stations (which shall include all such records or files required to be kept and maintained under the rules of the Commission), including, but not limited to, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, sales correspondence, lists of advertisers, promotional materials, and credit and sales records; and
                    (h) any and all other franchises, materials, supplies, easements, rights-of-way, licenses, and other rights and privileges of Seller relating to and used in the operation of the Stations.
               1.2 Excluded Assets. The following assets shall be retained by the Seller and shall not be sold or assigned to the Buyer:
                    (a) all cash, bank accounts, certificates of deposit, commercial paper, treasury bills and notes and all other marketable securities as of the close of business on the Closing Date;
                    (b) all accounts receivable (the "Accounts Receivable") of the Stations for broadcast time and services provided prior to the close of business on the Closing Date;
                    (c) any lease, commitment or other agreement as to which consent to assignment is required but cannot be obtained;
                    (d) the account books of original entry and general ledgers and all partnership records of the Seller, including, but not limited to, tax returns and transfer books;
                    (e) any employee benefits plans or programs, except as may be specifically assumed by the Buyer; and
                    (f) any other assets of the Seller identified in schedule 1.2(e) (which shall not include any asset used exclusively in connection with the operation of the Stations).

          2.   Purchase Price.
               --------------
               2.1 Amount and Payment of Consideration; Adjustment. As full consideration for the Assets, at the closing the Buyer shall (a) pay to the Seller, in accordance with section 2.2, a purchase price of $66,000,000; and (b) assume, and agree to pay, perform and discharge (subject to the apportionment provisions of section 2.5) all of the obligations of the Seller relating to the operations of the Stations that arise after the close of business on the Closing Date under those leases, commitments and other agreements relating to the operations of the Stations assigned to the Buyer pursuant to sections 1.1(c) and 1.1(e).
               2.2 Payment of Purchase Price. The aggregate purchase price for the Assets shall be paid as follows:
                    (a) At the closing, the Buyer shall deliver to The Chase Manhattan Bank, N.A. (the "Escrow Agent") an amount equal to $3,300,000 (the "Indemnity Escrow Amount"), to be held by the Escrow Agent in an interest bearing account pursuant to the terms of an escrow agreement in the form of exhibit 2.2(a) (the "Indemnity Escrow Agreement"), which shall be executed on the Closing Date. The Indemnity Escrow Amount shall be paid in accordance with the terms of such escrow agreement to (i) the Buyer if it is determined that the Buyer is entitled to indemnification payments under section 9.2 of this agreement, or (ii) the Seller to the extent the Buyer is not determined to be entitled to any such payments.
                    (b) At the closing, the Buyer shall deliver to the Seller, by wire transfer of immediately available funds or by delivery of a bank or certified check in immediately available funds, an amount equal to $62,700,000 plus (or minus) the estimated apportionments pursuant to section 2.5 (each determined as provided in section 2.6).
                    (c) Payment shall be made pursuant to section 2.6 upon the final determination of the apportionments.
               2.3  Letter of Credit.
                    ----------------
                    (a) Concurrently with the execution of this agreement, Buyer is delivering to Seller an irrevocable letter of credit (the "Letter of Credit") issued by Heller Financial, Inc. in the amount of $3,300,000.

                    (b) The Letter of Credit shall be held by the Seller in accordance with the terms of this section 2.3.
                         (i)  If the purchase of the Assets under this agreement
is not consummated as a result of a material breach by the Buyer of any of its material obligations under this agreement (and the Seller has not breached any of its material obligations under this agreement), the Seller shall be entitled to draw upon the Letter of Credit as liquidated damages resulting to the Seller from such breach.
                         (ii) If the purchase of the Assets under this agreement
is not consummated due to the nonfulfillment of any of the conditions in section
7.1 or for any other reason except the Buyer's default in the performance of any of its material obligations under this agreement, the Seller shall not be entitled to draw upon the Letter of Credit and, promptly after the termination of this agreement, the Letter of Credit shall be returned by the Seller to the Buyer.
                    (c) The Letter of Credit will expire on September 1, 1999. On or before August 24, 1999, the Buyer shall deliver to the Seller a replacement of the Letter of Credit (the "Replacement LOC") in the same form as the Letter of Credit and with an expiration date of December 31, 1999. If the Buyer fails to deliver the Replacement LOC by such date, the Seller shall be entitled to draw upon the Letter of Credit and shall hold the proceeds in escrow pursuant to the terms of an escrow agreement which shall be negotiated in good faith by the Seller and the Buyer and contain terms providing for the distribution of the escrow amount consistent with this section 2.3.
               2.4 Limitation on Assumption of Liabilities. Except as provided in section 2.1, the Buyer shall not assume, and shall not pay, perform or discharge, any other liabilities or obligations of the Seller ("Excluded Liabilities"), including without limitation liabilities or obligations : (i) relating to the Stations through the close of business on the Closing Date, (ii) relating to any of the Excluded Assets described in section 1.2 hereof, or (iii) arising pursuant to the Environmental Laws (as defined in section 4.18) or principles of common law relating to pollution, protection of the environment or health and safety which arose on or before the Closing Date. The Seller shall pay and perform the Excluded Liabilities and shall indemnify, defend and hold Buyer harmless against any claims relating to any such Excluded Liabilities.
               2.5 Apportionment. (a) The Seller shall be entitled to all income earned or accrued and shall be responsible for all liabilities and obligations incurred or payable in connection with the operations of the Stations through the close of business on the day immediately preceding the Closing Date and the Buyer shall be entitled to all income earned or accrued and shall be responsible for all liabilities and obligations incurred or payable in connection with the operations of the Stations after the close of business on the day immediately preceding the Closing Date. Subject to section 2.5(b), all overlapping items of income or expense shall be apportioned between the Seller and the Buyer, as of the close of business on the day immediately preceding the Closing Date, in accordance with generally accepted accounting principles. Items to be apportioned include, but are not limited to, the following:
                         (i) advance payments received from advertisers prior
to the Closing Date for services to be rendered in whole or in part after the close of business on the day immediately preceding the Closing Date;
                         (ii) prepaid expenses arising from payments made for
services and merchandise prior to the close of business on the day immediately preceding the Closing Date if all or part of the services and merchandise have not been received or used prior to the close of business on the day immediately preceding the Closing Date (for example, rents paid in advance for a rental period extending beyond the Closing Date);
                         (iii) liabilities, customarily accrued, arising from
expenses incurred but unpaid as of the close of business on the Closing Date (excluding severance pay, vacation pay, sick pay or similar items); frequency discounts; rent; sales commissions; various business and professional services; and licensing fees, including prior years' adjustments; and
                         (iv) personal property taxes and utility charges
related to the Stations.
                    (b) In calculating the foregoing apportionment, if as of the Closing Date the aggregate rate card value of the unused broadcast time on the Stations to be provided pursuant to trade or barter agreements for advertising or commercial time (as distinct from barter


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programming agreements) entered into prior to the Closing Date exceeds the fair market value of the products to be received or services to be used by the Stations after the close of business on the day immediately preceding the Closing Date (and the undepreciated value as of the Closing Date of any capital assets received prior to the close of business on the day immediately preceding the Closing Date) pursuant to such trade or barter agreements, then only the excess above $50,000 shall be included as a liability and credit to the Purchase Price.
               2.6 Determination of Apportionments. At least five days prior to the closing, the Seller shall estimate all apportionments pursuant to section
2.5 and the payment at the closing pursuant to section 2.1 shall be based on those estimates. Within 90 days after the Closing Date, the Seller shall determine all apportionments pursuant to section 2.5 and shall deliver a statement of its determinations to the Buyer (which statement shall set forth in reasonable detail the basis for those determinations), and within 10 days after receipt of the statement, the Buyer shall pay to the Seller, or the Seller shall pay to the Buyer, as the case may be, the net amount due as a result of the final determination of the apportionments (or, if there is any dispute, the undisputed amount). If the Buyer disputes the Seller's determinations, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, a firm of independent certified public accountants shall be designated by the parties, which firm's decision on the matter shall be binding and whose fees and expenses shall be borne 50% by the Seller and 50% by the Buyer). If the parties fail to agree on the accountants, the accountants shall be KPMG Peat Marwick LLP.
               2.7 Allocation of Purchase Price. Buyer and Seller agree that the purchase price shall be allocated among the assets to be acquired by the Buyer hereunder in a manner to be determined by Buyer based on the advice or recommendation of a nationally recognized appraisal firm and subject to Seller's approval which shall not be unreasonably withheld. Buyer and Seller agree to use such allocation in completing and filing Internal Revenue Service Form 8594 for federal income tax purposes. Buyer and Seller further agree that they shall not take any position inconsistent with such allocation upon examination of any return, in any refund claim, in any litigation, or otherwise.


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          3. Closing.
             -------
               3.1 Date of Closing. The closing under this agreement shall take place at the New York offices of Proskauer Rose LLP (or at such other place as may be mutually agreeable to the Buyer and the Seller) on the fifth business day after the conditions specified in sections 7.1(c) and (d) and 7.2(c) and (d) have been fulfilled (or waived), or such other date as the parties may mutually agree upon. The date on which the closing is held is referred to in this agreement as the "Closing Date." At the closing, the parties shall execute and deliver the docu ments referred to in section 8.
               3.2 Outside Date for Closing. If the closing has not occurred by December 31, 1999, either the Seller or the Buyer may terminate this agreement by notice to the other; provided, however, that the party seeking termination under this section 3.2 shall not, as a result of a default by such party under this agreement, have prevented the closing from occurring. Upon such termination, neither of the parties shall have any liability of any kind arising out of this agreement other than for any liability resulting from its breach of this agreement prior to termination. If the closing is postponed pursuant to section 11 of this agreement, the date referred to in the previous sentence shall be extended by the period of the postponement.
          4. Representations and Warranties by the Seller. The Seller represents and warrants to the Buyer as follows:
               4.1 The Seller's Organization and Authority. The Seller is a limited partnership duly organized and validly existing under the law of Delaware and has the full power and authority under Delaware law and its partnership agreement to enter into and to perform this agreement and to own and operate the Stations.
               4.2 Authorization of Agreement. The execution, delivery and performance of this agreement and the Indemnity Escrow Agreement by the Seller have been duly authorized by all necessary partnership action of the Seller and this agreement and the Indemnity Escrow Agreement constitute valid and binding obligations of the Seller enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in


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



general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
               4.3 Consents of Third Parties. Subject to receipt of the consents and approvals referred to in schedule 4.3, the execution, delivery and performance of this agreement and the Indemnity Escrow Agreement by the Seller will not (i) conflict with the partnership agreement of the Seller, WEBE Associates or WICC Associates and will not conflict with, or result in a breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which the Seller, WEBE Associates or WICC Associates is a party or by which the Seller, WEBE Associates or WICC Associates is bound or to which any of the Assets is subject; (ii) constitute a violation by the Seller, WEBE Associates or WICC Associates of any law applicable to the Seller, WEBE Associates or WICC Associates; or (iii) result in the creation of any lien, pledge, mortgage, deed of trust, security interest, option, easement, servitude, reservation, limitation, right of first refusal, lease, survey or title defect, encroachment, restrictive covenant, claim, charge or encumbrance ("Lien") upon any of the Assets, other than Liens that do not in the aggregate materially detract from the value of any such Assets, or materially interfere with the operations of the Stations. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of the Seller, WEBE Associates or WICC Associates in connection with the execution, delivery and performance of this agreement and the Indemnity Escrow Agreement, except for the filings referred to in section 6.1.
               4.4 Title to Assets. Except as set forth on schedule 4.4 and property leased pursuant to leases and agreements listed on schedule 4.13, the Seller has, and at the closing the Buyer will receive, valid title to all of the personal property and intangible property included in the Assets, free and clear of any Lien (except for the lien, if any, of current taxes not yet due and payable). Except as set forth on schedule 4.19, neither the Seller nor any affiliate of the Seller owns any real property used in the operations of the Stations.
               4.5 Licenses. WEBE Associates and WICC Associates hold the FCC Licenses and the Seller holds all other Licenses necessary for or used in the operations of the Stations. Schedule 1.1(a) contains a true and complete list of the FCC Licenses currently in effect and all other Licenses (showing, in each case, the expiration date). None of the Licenses (including, without limitation, the FCC Licenses) is subject to any restriction or condition which would limit in any material respect the full operation of the Stations as now operated. Seller has delivered to Buyer true and complete copies of the Licenses. The Licenses are in good standing, are in full force and effect and are unimpaired by any act or omission of Seller or its officers, directors or employees; and the operation of each of the Stations is in accordance with the Licenses. Seller has no notice of, and to the best of the knowledge of Seller, no proceedings are pending or threatened which may result in the revocation, modification, non-renewal or suspension of any of the Licenses, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the Commission with respect to the Licenses or which may affect Buyer's ability to continue to operate either of the Stations as it is currently operated. Seller has taken no action which, to the best of Seller's knowledge, could lead to revocation or non-renewal of the Licenses, nor to the best of Seller's knowledge has it omitted to take any action which, by reason of its omission, could lead to revocation of the Licenses. To the best of Seller's knowledge, there are no applications, complaints or proceedings pending or threatened before the Commission or any other governmental authority relating to the business or operations of either of the Stations, other than applications, complaints or proceedings which generally affect the broadcasting industry as a whole. All material reports, forms and statements required to be filed with the Commission with respect to the Stations since the grant of the last renewal of the Licenses have been filed and are complete and accurate in all material respects. To the best of the knowledge of Seller, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the Commission, would disqualify Seller as assignor in connection with the assignment of the FCC Licenses to the Buyer.
               4.6 Call Letters. The Seller has the right to the use of the call letters "WICC-AM," and "WEBE-FM," pursuant to the rules and regulations of the Commission.
               4.7 Operation of the Stations. The operation of each of the Stations is in compliance in all material respects with (i) all applicable engineering standards required to be met under Commission rules, and (ii) all other applicable rules, regulations, requirements and


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



policies of the Commission and all other applicable governmental authorities, including, but not limited to, ANSI Radiation Standards, to the extent required to be met under applicable Commission rules and regulations, and there are no existing claims known to Seller to the contrary.
               4.8 Financial Statements. The Seller has previously delivered to the Buyer the unaudited balance sheets of the Stations as of December 31, 1997 and 1998 and the related statements of operations for the years then ended. Except as set forth on schedule 4.8, all of those financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, are in accordance with Seller's books and records, and fairly present in all material respects the financial position and the results of operations of the Stations as of the dates and for the periods indicated.
               4.9 Absence of Certain Changes. Since December 31, 1998, the Seller has operated the business of the Stations in the usual and ordinary course and substantially consistent with its past practice with respect to the Stations, and, except as set forth on schedule 4.9:
                    (a) The Seller has not, with respect to the Stations, entered into any transaction or incurred any liability or obligation that is material to the business or operation of the Stations except in the ordinary course of its business consistent with past practice;
                    (b) The Seller has not sold or transferred any of the assets of the Stations other than in the ordinary course of business consistent with past practice;
                    (c) The Seller has not incurred any indebtedness with respect to the Stations other than indebtedness to trade creditors incurred in the ordinary course of business;
                    (d) The Seller has not granted or agreed to grant any increase in any rate or rates of salaries, draws, commissions, bonuses or compensation or other benefits payable to employees of the Stations, except for increases in accordance with the Seller's past employment practices, and has not granted or agreed to effect any changes in the Seller's management personnel, policies or employee benefits;


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



                    (e) There has not been any material adverse change in the financial condition, business, results of operations, assets or liabilities of the Stations taken as a whole other than any adverse change resulting principally from general economic conditions or conditions (regulatory or otherwise) applicable to the radio broadcast industry in general;
                    (f) No contract or commitment to which Seller is a party which relates to the Stations has been entered into, modified or terminated, except in the ordinary course of business or as required under the terms of this agreement;
                    (g) There has been no write-off or determination to write off as uncollectible any accounts receivable or portion thereof, except for write-offs in the ordinary course of business consistent with past practice at a rate no greater than during the twelve months period ended December 31, 1998;
                    (h) There has been no cancellation of any material debts or claims, or waiver of any material rights, relating to the Stations or any of the Assets to be purchased by Buyer hereunder; and
                    (i) There has not been any change in any method of accounting or accounting practice used by Seller.
               4.10 Tangible Property. Except as set forth on schedule 4.10, all equipment and other tangible assets to be sold to Buyer pursuant to this agreement is in all material respects in good operating condition, ordinary wear and tear excepted, and is available for immediate use in the conduct of the business and operation of the Stations. To the best of Seller's knowledge, the technical equipment, including, without limitation, all transmitters and studio equipment, constituting part of the assets to be sold to Buyer pursuant to this agreement, has been maintained in accordance with industry practice and is in reasonably good operating condition, ordinary wear and tear excepted, and complies in all material respects with all applicable rules and regulations of the Commission and the terms of the Licenses. The equipment and other tangible assets to be sold to Buyer pursuant to this agreement includes all such equipment and assets necessary to conduct in all material respects the business and operations of the Stations as now conducted.

               4.11 Intangible Assets. Schedule 1.1(d) contains a complete list of the trademarks, trade names, logos, jingles and slogans used by the Seller in the operation of the Stations. Except as set forth on schedule 4.11, the Seller owns, free and clear of any Liens, each of the trademarks, trade names, logos, jingles and slogans listed on schedule 1.1(d). The Seller is not operating the Stations in a manner that infringes in any material respect any patent, copyright or trademark of any third party or otherwise violates in any material respect the rights of any third party, and no claim has been made or threatened against the Seller alleging any such violation. To the best of the Seller's knowledge, there has been no material violation by others of any right of the Seller in any trademark, trade name, logo, jingle or slogan used in the operation of the Stations.
               4.12 Litigation; Compliance with Laws. Except as set forth on schedule 4.12, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the Seller's knowledge, threatened, or any order, injunction or decree outstanding, against the Seller, WEBE Associates or WICC Associates relating to the Stations or the Assets, which if adversely determined might (i) have a material adverse effect on the operations of the Stations taken as a whole, (ii) materially delay approval by the Commission of the transactions contem plated by this agreement, or (iii) prevent the consummation of the transactions contemplated by this agreement. Except as set forth on schedule 4.12, the Seller is not in violation of any law, regulation or ordinance (including, without limitation, zoning and land use rules) or any other requirement of any governmental body or court with respect to the operation of the Stations, which violation would have a material adverse effect upon the operations or business of the Sta tions taken as a whole, and no notice has been received by the Seller alleging any such violation. Seller is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or of any other tribunal duly authorized to resolve disputes in any respect material to the transactions contemplated hereby.
               4.13 List of Agreements, etc. Schedules 4.13, 4.14 and 4.15 together contain, with respect to the Stations, a complete list of: (a) all future commitments and other agreements for the purchase of materials, supplies or equipment, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure by the Seller of less than $25,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness of the Seller that is secured by any of the Assets (other than the Credit Agreement with The Chase Manhattan Bank); (c) all leases, subleases, licenses or other rental agreements and all amendments and modifications thereto under which the Seller is either lessor or lessee related to the operations or business of the Stations (collectively the "Leases"); (d) all "barter" and "trade" agreements; (e) all collective bargaining agreements; and (f) all other agreements, commitments and understandings (written or oral) that require payment by the Seller of more than $25,000 individually or cannot be terminated by the Seller on less than 60 days notice without liability. True and complete copies of all written leases, commitments and other agreements referred to on schedules 4.13, 4.15 and 4.19 (together, the "Contracts") have been delivered or made available to the Buyer. To the best of Seller's knowledge, all such Contracts are valid, binding and enforceable by Seller in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Seller has, and to the best of Seller's knowledge each other party to any such Contract has, complied in all material respects with all such Contracts, and Seller is not, and to the best of Seller's knowledge no other party to any such Contract is, in default in any material respect beyond any applicable grace periods under any of same. Subject to obtaining the consents set forth on schedule 4.3, Seller has full legal power and authority to assign its respective rights under such Contracts to Buyer in accordance with this agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not materially affect the validity, enforceability and continuity of any such Contracts.
               4.14 Employee Benefit Plans. Schedule 4.14 lists each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") applicable to the employees of the Stations. Each of Seller's employee benefit plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Internal Revenue Code. Except as set forth on schedule 4.14, the Seller does not have any severance policy with respect to employees of the Stations, and the consummation of the transaction contemplated by this agreement shall not result in any accelerated payments to or vesting of rights of any employee of the Stations.
               4.15 Personnel Information; Labor Contracts
                    --------------------------------------
                    (a) Schedule 4.15 contains a true and complete list of all persons employed at the Stations, including the date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in schedule 4.14) and a list of other terms of any and all material agreements affecting such persons.
                    (b) Seller is not a party to any contract with any labor organization with respect to employees of the Stations, nor has Seller agreed to recognize any union or other collective bargaining unit with respect to employees of the Stations, nor has any union or other collective bargaining unit been certified as representing any of Stations' employees. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of either of the Stations. During the past five years, the Stations have not experienced any strikes, work stoppages, grievance proceedings, claims of unfair labor practices filed, or other significant labor difficulties of any nature.
                    (c) Seller and each of the Stations has complied in all material respects with all laws relating to the employment of labor, including, without limitation, ERISA and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes.
                    (d) There is no unfair labor charge or complaint against the Stations pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of Seller's knowledge, none has been threatened.
               4.16 Insurance. Schedule 4.16 contains a complete list of all of the Seller's insurance policies relating to the operation of the Stations or the Assets to be sold to Buyer pursuant hereto, specifying the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date of each of the policies. To the best of Seller's knowledge, all such policies are in full force and effect and Seller has received no notice of cancellation with respect thereto.
               4.17 Undisclosed Liabilities. Except as to, and to the extent of, the amounts specifically reflected or reserved against in balance sheets of the Stations as of December 31, 1998 (the "Balance Sheet Date"), and except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary and usual course of business, Seller has no material liabilities or obligations relating to the Stations, whether accrued, absolute, contingent or otherwise and whether due or to become due, of a nature required to be reflected on a balance sheet (or the notes thereto) prepared in accordance with generally accepted accounting principles.
               4.18 Environmental Matters. Except as set forth on Schedule 4.18:
                    (a) Seller's ownership and operation of the Stations is and has been in compliance in all material respects with all currently existing federal, state and local laws relating to pollution, the protection of human health and safety or the environment (collectively, "Environmental Laws").
                    (b) To the best of the Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any material claim against, or any material violation by, Seller or either Station (or, after the closing, the Buyer) pursuant to the Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety. "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substances or wastes regulated or defined pursuant to Environmental Laws.
                    (c) Except as set forth on schedule 4.18, to the best of the Seller's knowledge, (1) there are no underground storage tanks located on the real property leased by Seller, (2) there is no friable asbestos contained in or forming part of any building, building component, structure or office space leased by Seller, (3) no polychlorinated biphenyls (PCBs) are used or stored at any real property leased by Seller, (4) none of the electrical equipment located at the real property leased by Seller contains any PCBs, and
(5) there are no
on-site or off-site locations where Seller has stored, disposed or arranged for the disposal of Materials of Environmental Concern.
               4.19 Real Property. Except as set forth on schedule 4.19:
                    (a) Seller does not own or have any options to own any real property. Each Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Seller as tenant thereunder are current, no notice of default or termination under any Lease is outstanding, and no termination event or condition or uncured default on the part of the Seller or, to the best of the knowledge of Seller, the landlord, exists with respect to any Lease. Except as set forth on schedule 4.19, the Company holds the leasehold estate and interest in the Leases free and clear of all Liens. Seller has no ownership or financial interest in the landlord under the Leases. All of the land, buildings, or other improvements used by Seller in connection with the operations and business of the Stations is included in the Leases.
                    (b) To the best of Seller's knowledge, all water, electrical, steam and storm sewage lines and systems and other similar systems serving the Leased Real Property are installed and operating and are sufficient to enable the same to continue to be used and operated in the manner currently being used and operated. To the best of Seller's knowledge, each such utility or other service is provided by a public or private utility or service company and enters the Leased Real Property from an adjacent public street or valid private easement for the benefit of the supplier of such utility or other service or the applicable Leased Real Property. To the best of Seller's knowledge, each improvement located upon the Leased Real Property has direct access to a public street adjoining the Leased Real Property, and no existing accessway crosses or encroaches upon any property or property interest not leased by the Company.
                    (c) The Seller does not owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to the Seller for or in connection with any Leased Real Property within the past six months. There is no work being done for the Seller at or materials being supplied to the Seller for or in connection with any parcel of the Leased Real Property at the date hereof other than routine maintenance projects having an aggregate cost through completion of not more than $[5,000].

               4.20 Taxes. Seller has timely filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law relating to the Stations and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable as shown thereon. All such returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in a material amount other than as shown on such returns and forms are required to be paid or have been paid by Seller with the respect to the Stations. There are no present disputes as to taxes of any nature payable by Seller which in any event could materially adversely affect the Assets or the operation of the Stations.
               4.21 Insolvency Proceedings. No insolvency proceedings of any character including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or the Assets to be acquired by the Buyer hereunder are pending or, to the best of Seller's knowledge, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.
               4.22 Finders and Brokers. Other than with respect to Communications Equities Associates ("CEA"), neither the Seller nor any person acting for or on behalf of the Seller has entered into any contract, agreement or understanding with any person which will result in the obligation of Buyer or Seller to pay any finder's fees, brokerage or agents commission or other like payments in connection with the negotiations leading to this agreement or the consummation of the transactions contemplated by this agreement. The brokerage fee payable to CEA shall be borne by Seller.
          5. Representations and Warranties by the Buyer. The Buyer represents and warrants to the Seller as follows:
               5.1 The Buyer's Organization and Authority. The Buyer is a limited liability company duly organized and validly existing under the law of the state of Delaware and has the full company power and authority to enter into and perform this agreement and to own and operate the Stations.

               5.2 Authorization of Agreement. The execution, delivery and performance of this agreement and the Indemnity Escrow Agreement by the Buyer have been duly authorized by all necessary company action of the Buyer and this agreement and the Indemnity Escrow Agreement constitute valid and binding obligations of the Buyer enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
               5.3 Consents of Third Parties. The execution, delivery and performance of this agreement by the Buyer will not (a) conflict with the Buyer's certificate of formation or limited liability company agreement and will not conflict with or result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which the Buyer is a party or by which the Buyer is bound or (b) constitute a violation by the Buyer of any law applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of the Buyer in connection with the execution, delivery and performance of this agreement, except for the filings and consents referred to in sections 6.1 and 13.7.
               5.4 Litigation. There is no claim, litigation, proceeding or governmental investigation pending or, to the best of the Buyer's knowledge, threatened, or any order, injunction or decree outstanding, against the Buyer or any of its affiliates that would prevent the consummation of the transactions contemplated by this agreement.
               5.5 Buyer's Qualification. At the closing, the Buyer will be legally, financially and otherwise qualified under the rules and regulations of the Commission and the Communications Act of 1934, as amended, to become the owner, operator and licensee of the Stations.

          6.   Further Agreements of the Parties.
               ---------------------------------
               6.1  Filings.
                    -------
                    (a) As soon as practicable, but in no event later than 10 days after the date of this agreement, the parties shall file with the Commission applications requesting consent to the transactions contemplated by this agreement; the parties shall with due diligence take all steps necessary to expedite the processing of the applications and to secure such consent or approval. Each party shall bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the applications to be prepared by it and in connection with the processing of those applications. All filing and grant fees, if any, paid to the Commission, shall be split equally between the Buyer and the Seller.
                    (b) Within 10 days after the execution of this agreement, the Seller and the Buyer shall, in cooperation with the other, file in connection with the transactions contemplated by this agreement any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with each of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC"). The parties shall with due diligence take all steps necessary to obtain all approvals from the DOJ and the FTC. The Seller and the Buyer shall comply promptly with all requests for further documents and information made by the DOJ or the FTC, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.
               6.2 Operations of the Stations. From the date of this agreement through the Closing Date:
                    (a) The Seller shall operate the business of the Stations in the usual and ordinary course and substantially consistent with past practices and in conformity in all material respects with (i) the Licenses, (ii) the Communications Act of 1934, and the rules and regulations of the Commission, and (iii) all other material laws, ordinances, regulations, rules or orders relating to the operations of the Stations;
                    (b) The Seller shall use reasonable efforts, consistent with its past practices, (i) to preserve the business organization of the Stations intact and to preserve the goodwill and business of the advertisers, suppliers and others having business relations with the Stations, (ii) to retain the services of the employees of the Stations, and (iii) to preserve all trademarks and trade names, and related registrations, of the Stations, and all slogans and logos, owned by them or in which they have any rights;
                    (c) The Seller shall not, except in the ordinary course and substantially consistent with past practice, (i) enter into any transaction or incur any liability or obligation that is material to the business or operations of the Stations or (ii) sell or transfer any of the assets relating to the Stations, other than assets that have worn out or been replaced with other assets of equal or greater value or assets that are no longer needed in the operation of the Stations;
                    (d) The Seller shall not, except with the Buyer's prior approval, (i) enter into or renew any lease, commitment or other agreement relating to the Stations that, if entered into prior to the date of this agreement, would have been required to be included on schedule 4.13 or 4.15 (or that would require receipt of a consent or approval required to be included on schedule 4.3), (ii) enter into any new time sale agreement for the Stations for cash, barter or trade except in the ordinary course of business and consistent with past practices, (iii) cause or take any action to allow any material lease, commitment or other agreement relating to the Stations to lapse (other than in accordance with its terms), to be modified in any adverse respect, or otherwise to become impaired in any material manner, except in the ordinary course of business, (iv) provide for any new pension, retirement or other employment benefits for employees of the Stations or any increase in any existing benefits, establish any new employee benefit plan or amend or modify any existing employee benefit plan (except as may be required by applicable law) or otherwise incur any obligation or liability under any employee benefit plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years, or (v) take any other action which, if taken subsequent to December 31, 1998 but prior to the date of this agreement, would have been required to have been set forth on schedule 4.9;
                    (e) The Seller shall (i) maintain all of its assets relating to the Stations in reasonably good operating condition, repair and order, except to the extent of normal wear and tear, and repair or replace, consistently with past practice and subject to the provisions of section 11, any asset that may be damaged or destroyed, and (ii) maintain or cause to be maintained insurance on the assets and business of the Stations as described in section 4.16;
                    (f) The Seller shall use its best efforts to continue to conduct the financial operations of the Stations, including its credit and collection policies, in the ordinary course of business with the same effort, to the same extent, and in the same manner, as in the prior conduct of the business of the Stations; and shall continue to pay and satisfy all expenses, liabilities and obligations arising in the ordinary course of business in accordance with past accounting practices. Seller shall not enter into or amend any contracts or commitments relating to the Stations involving expenditures by Seller in an aggregate amount in excess of $25,000 without the prior written consent of Buyer;
                    (g) The Seller shall pay or cause to be paid when due all property and all other taxes relating to the Stations and the assets and employees of the Stations required to be paid to city, county, state, federal and other governmental units through the Closing Date; provided, however, Seller may appeal or contest any such tax, it being understood that Seller shall indemnify and hold harmless Buyer, its successors and assigns, from any and all liabilities relating to or in respect of taxes (including any interest or penalties assessed in connection therewith) relating to operation of the Stations prior to the Closing Date;
                    (h) Except as otherwise permitted in this agreement, the Seller shall not knowingly or willingly suffer or permit the creation of any mortgage, conditional sales agreement, security interest, lease, lien, hypothecation, deed of trust or pledge, encumbrance, restriction, liability, charge, or imperfection of title with respect to any of the assets to be sold to the Buyer pursuant hereto;
                    (i) The Seller shall use its best efforts to not, by any act or omission, surrender, modify adversely, forfeit or fail to renew under regular terms the Licenses, cause the Commission or any other governmental authority to institute any proceeding for the revocation, suspension or modification of any such License, or fail to prosecute with due diligence any pending applications with respect to the Licenses at the Commission or any other applicable governmental authority; and

                    (j) The Seller shall not fail to repair, maintain or replace the technical equipment transferred hereunder in accordance with the normal standards of maintenance applicable in the broadcast industry.
               6.3 No Control. Between the date of this agreement and the Closing Date, the Buyer shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of the Stations, but such operations shall be solely the responsibility of the Seller and, subject to the provisions of section 6.2, shall be in its complete discretion.
               6.4 Access to Information. Prior to the closing, the Buyer and its representatives may make such investigation of the property, assets and businesses of the Stations as it may desire, and the Seller shall give to the Buyer and to its counsel, accountants and other representatives, upon reasonable notice, full access during normal business hours throughout the period prior to the closing to all of the assets, books, commitments, agreements, records and files of the Seller relating to the Stations, including reasonable access to undertake environmental assessment; provided, however, that such access for the purposes of conducting an environmental assessment or investigation of the properties shall be limited to the performance of a Phase I environmental assessment by an environmental consultant retained by Buyer, at its sole cost and expense, and acceptable to Seller, in accordance with a Phase I scope of work generally followed by nationally recognized environmental consulting firms or in accordance with the protocol established by the American Society for Testing and Materials ("ASTM"), Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527-93, and in no event shall the Phase I environmental assessment involve any intrusive testing or sampling of the soil, groundwater or other environmental media. The Phase I environmental report shall be completed within 30 days of the date of this agreement and a copy of the Phase I environmental report shall be provided to Seller as soon as it is completed, but in no event later than 40 days after the date hereof. The Seller shall furnish to the Buyer during the period prior to the closing all documents and copies of documents and information concerning the businesses and affairs of the Stations as the Buyer reasonably may request. The Buyer shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this agreement confidential and, if the purchase and sale contemplated by this agreement is not consummated for any reason, shall return to the Seller all such information and documents and any copies as soon as practicable, and shall not disclose any such information (that has not previously been disclosed other than by the Buyer) to any third party unless required to do so pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process. The Buyer's obligations under this section shall survive the termination of this agreement.
               6.5  Consents; Assignment of Agreements; Estoppel Certificates.
                    (a) The Seller shall use reasonable efforts (but shall not be re quired to make any payment) to obtain at the earliest practicable date all consents and approvals referred to in section 4.3. If, with respect to any lease, commitment or agreement to be assigned to the Buyer, a required consent to the assignment is not obtained (and, accordingly, pursuant to section 1.2(c), the lease, commitment or agreement is excluded from the sale to the Buyer), the Seller shall use reasonable efforts to keep it in effect and give the Buyer the benefit of it to the same extent as if it had been assigned, and the Buyer shall perform Seller's obligations under the agreement relating to the benefit obtained by the Buyer. Nothing in this agreement shall be construed as an attempt to assign any agreement or other instrument that is by its terms nonassignable without the consent of the other party.
                    (b) The Seller shall use reasonable efforts to obtain a current estoppel certificate from the landlord under each Lease stating (1) that the Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on schedules 4.13 and 4.19; (2) that all rent and other sums and charges payable under such Lease are current, and setting forth the date through which such payments have been made; (3) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Lease; (4) that no notice of default on the part of the Seller or termination notice has been served under such Lease which remains outstanding; and (5) that, to the knowledge of such landlord, no uncured default or termination event or condition exists under such Lease, and that no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition; and (6) that upon receipt of any required consent from the landlord as listed on schedules 4.3 and 7.1(e), the consummation of the transactions contemplated in this agreement will not constitute a default under such Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder.
               6.6 Sales Taxes; Transfer Taxes. The Buyer and the Seller shall each pay 50% of any sales taxes and any stamp or transfer taxes payable in connection with the sale of the Assets.
               6.7  Employees; ERISA.
                    ----------------
                    (a) Employment. The Buyer shall offer employment to all employees of the Stations, including Vincent Cremona, the general manager of the Stations, and the Seller shall not compete with or otherwise interfere with the offers of employment made by the Buyer. The Buyer shall pay to any employees of the Stations that the Buyer terminates (without cause) within one year after the Closing Date severance in accordance with the Seller's policies described on schedule 4.14, if applicable.
                    (b) Employee Benefits Generally. The Buyer shall provide all employees of the Stations that become employees of the Buyer ("Covered Employees") job responsibilities, compensation and employee benefits that in the aggregate are substantially similar to the benefits provided by the Seller, and the Buyer shall give each of those Covered Employees past service credit for purposes of eligibility and vesting under all employee benefit plans for employees of the Buyer at or after the closing and past service credit for all purposes, including the amount of benefits, under the severance, vacation, sick pay and similar policies of the Buyer (but not for the purposes of any employee benefit pension plans, as defined in ERISA Section 3.2).
                    (c) Medical Benefits. As of the Closing Date, the Buyer shall provide all Covered Employees (and their dependents) with medical benefit coverage under plan(s) maintained or established by the Buyer. The Buyer shall cause its plan(s) to waive any pre-existing condition exclusions and waiting periods (except to the extent that such exclusions would have then applied or waiting periods were not satisfied under Seller's medical plan) and to credit or otherwise consider any monies paid (or accrued) under Seller's medical plan by Covered

Employees (or their dependents) prior to the Closing Date toward any deductibles, co-pays or other maximums under its plan(s) during the first plan year after the Closing Date. The Buyer shall be responsible for satisfying its obligations under Section 601 et seq. of ERISA and Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") to provide continuation coverage ("COBRA") to any Covered Employee in accordance with law. The Buyer shall provide COBRA coverage to any employees of the Stations not employed by the Buyer on the Closing Date (and to any former employees of the Station being provided COBRA coverage by the Seller on the Closing Date) to the extent required by COBRA.

                    (d) 401(k) Plan. The employees of the Station participate in the Seller's 401(k) Plan for radio employees (the "401(k) Plan"). If an employee of the Station who participates in the 401(k) Plan and becomes an employee of the Buyer as of the Closing Date (a "401(k) Employee") is entitled to and receives a Code ss.401(k)(10) distribution that is an "eligible rollover distribution" (as defined under Section 402(c)(4) of the Code and the regulations promulgated thereunder), whether as a result of a plan termination or other distribution event, from the 401(k) Plan at any time on or after the Closing Date, the Buyer shall permit any such 401(k) Employee to rollover (whether by direct or indirect rollover, as selected by such employee) his or her eligible rollover distribution from the 401(k) Plan to a retirement plan maintained by the Buyer that is qualified under Section 401(a) of the Code ("Buyer's Plan"), if the Buyer or any of its affiliates maintains such a plan. Buyer acknowledges that a termination of the 401(k) Plan is a Code ss.401(k)(10) event and that Buyer's Plan will accept rollovers of amounts distributed upon a termination of the 401(k) Plan. Buyer's Plan shall not impose any waiting periods, service requirements or other limitations that would prohibit any 401(k) Employee from rolling over an eligible rollover distribution from the 401(k) Plan into Buyer's Plan at any time following the Closing Date. Any 401(k) Plan loan to an employee who transfers his or her account balance under the 401(k) Plan to Buyer's Plan shall be assumed and continued by Buyer's Plan in a manner identical to the 401(k) Plan. The Buyer shall amend Buyer's Plan to the extent necessary in order to effectuate the transactions contemplated under this section 6.7(d). The Seller and the Buyer shall cooperate with each other (and cause the trustees of the 401(k)

Plan and Buyer's Plan to cooperate with each other) with respect to the rollover of the distributions to the 401(k) Employees.
                    (e) Payroll Tax. For purposes of payroll taxes with respect to Covered Employees, Seller and Buyer shall treat the transactions contemplated herein as a transaction described in Treas. Reg. Sections 31.3121(a)(1)-1(b)(2) and 31.3306(b)(1)-1(b)(2).
               6.8 Accounts Receivable. (a) Promptly after the closing, Seller shall furnish to Buyer a list of the Accounts Receivable that arose out of the operations of the Stations as of the close of business on the Closing Date but are due and payable thereafter. For a period of six months after the closing, Buyer, as Seller's agent, shall, without compensation, collect the Accounts Receivable for Seller. Within 10 days after the last day of each month during the six-month period, Buyer shall remit to Seller the amount collected by Buyer during that month with respect to the Accounts Receivable and Buyer shall provide Seller with a report setting forth the Accounts Receivable collected by Buyer that month. Buyer shall furnish Seller with such records and other information as Seller may reasonably require to verify the amounts collected by Buyer with respect to the Account Receivable.
                    (b) For the purpose of determining amounts collected by Buyer with respect to the Accounts Receivable, (i) in the absence of a dispute between an account debtor and Seller, all payments by an account debtor shall first be applied to Accounts Receivable due from the account debtor, and (ii) any amount received by Buyer which is from an account debtor who claims to have a dispute with Seller shall be applied as follows: first to any Accounts Receivable (or portion thereof) that is not disputed; then to any accounts receivable due Buyer; and finally to any disputed Accounts Receivable.
                    (c) Buyer shall not be required to retain a collection agency, bring any suit, or take any other action out of the ordinary course of business to collect any of the Accounts Receivable. Buyer shall not compromise, settle or adjust the amount of any of the Accounts Receivable without the written consent of Seller.
                    (d) Seller shall promptly remit to Buyer any Account Receivable or account receivable paid by any third party to Seller on or following the Closing Date which, in accordance with (a) and (b) of this section, is payable to Buyer.

               6.9 Expenses. Each party shall bear its own expenses incurred in connection with the negotiation and preparation of this agreement and in connection with all obligations required to be performed by it under this agreement, except where specific expenses have been otherwise allocated by this agreement.
               6.10 Buyer's Audit; Right of Termination. Between the date hereof and May 15, 1999, Buyer's accountants shall have the right to audit the financial statements for the year ended December 31, 1998 previously delivered to the Buyer from Seller pursuant to section 4.8, and to review the accountants work papers in connection with the preparation of such financial statements. If such audit discloses that such financial statements materially misstated the financial condition or results of operations of the Stations as of and for the year ending December 31,1998, Buyer shall have the right to terminate this agreement by written notice to the Seller (which notice shall include a reasonably detailed explanation of any such material misstatement), given no later than 5:00 p.m. on May 17, 1999.
               6.11 Notification of Developments. Seller shall notify Buyer of any materially adverse developments with respect to any of the Assets to be sold to Buyer hereunder or the operations of the Stations and shall provide Buyer with prompt written notice of any material change in any of the information contained in the representations and warranties made herein or in the schedules hereto or in any other documents delivered in connection with this agreement.
               6.12 Negotiations with Third Parties. Seller shall not, before either the Closing Date or the termination of this agreement, enter into discussions with respect to any sale or offer of any of the Stations, any Assets to be sold to Buyer hereunder, nor shall Seller offer the Stations or any such Assets to any third party.
               6.13 Performance. Buyer and Seller shall perform all acts required of them under this agreement and refrain from knowingly taking or omitting to take any action that would violate their representations and warranties hereunder or render same inaccurate as of the Closing Date.
               6.14 Conditions. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions placed upon the obligations of any party hereto to consummate the transactions contemplated by this agreement, the parties hereto shall use their reasonable best efforts to cure the event as expeditiously as possible.
               6.15 Environmental Matters. If Seller discloses in Schedule 4.18 any instances of material noncompliance with or current material liability pursuant to Environmental Laws or any principles of common law relating to pollution, protection of the environment or health and safety, or if Seller learns of any such material noncompliance or material liability between the date of this agreement and the Closing Date, Seller shall promptly begin action to correct such noncompliance or satisfy such liability and shall use its reasonable best efforts to complete such action to the satisfaction of the Buyer before the Closing Date.
               6.16 Bulk Sales Laws. Buyer hereby waives compliance by Seller with the provisions of the "bulk sales" or similar laws of any state. Seller agrees to indemnify Buyer and hold it harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer or any affiliate as a result of any failure to comply with any "bulk sales" or similar laws.
               6.17 Further Assurances. At any time and from time to time after the closing, each of the parties shall, without further consideration, execute and deliver to the other such additional instruments and shall take such other action as the other may request to carry out the transactions contemplated by this agreement. For a period of six years after the closing, each party shall grant the other reasonable access during normal business hours upon reasonable prior notice to the books and records of that party for the purpose of complying with any applicable law or governmental rule or request relating to the period during which the other party operated the Stations or as otherwise reasonably required.
          7.   Conditions Precedent to Closing.
               -------------------------------
               7.1 Conditions Precedent to the Obligations of the Buyer. The Buyer's obligation to consummate the purchase under this agreement is subject to the fulfillment, at or prior to the closing, of each of the following conditions (any of which may be waived in writing by the Buyer):

                    (a) all representations and warranties of the Seller under this agreement shall be true at and as of the time of the closing with the same effect as though those representations and warranties had been made again at and as of that time, with such exceptions as do not in the aggregate have a material adverse effect on the operations or business of the Stations taken as a whole;
                    (b) the Seller shall have performed and complied in all material respects with all obligations, covenants and conditions required by this agreement to be per formed or complied with by it prior to or at the closing;
                    (c) the Commission shall have given all requisite approvals and consents, without any condition or qualification materially adverse to the Buyer or the opera tions of the Stations, to the assignment of the FCC Licenses to the Buyer and the acquisition of control of the Stations by the Buyer as provided in this agreement and such approvals shall have become a Final Order (as defined below);
                    (d) all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this agreement shall have expired or been terminated;
                    (e) the Seller shall have duly received, without any condition materially adverse to the Buyer, all consents and approvals referred to in schedule 7.1(e);
                    (f) there shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement;
                    (g) the Buyer shall have been furnished with a certificate of an officer of the Seller, dated the Closing Date, in form and substance satisfactory to the Buyer, certifying to the fulfillment of the conditions set forth in sections 7.1(a) and (b);
                    (h) no litigation, proceeding, or investigation of any kind shall have been instituted against the Seller or the Stations which would materially adversely affect the ability of Seller to comply with the provisions of this agreement or would materially adversely affect the operation of the Stations taken as a whole;

                    (i) Seller shall have obtained, executed, where necessary, and delivered, to Buyer where applicable, all of the documents, reports, orders and statements required herein to be delivered by it prior to the closing;
                    (j) Buyer shall have received an affidavit of an officer of Seller sworn to under penalty of perjury, setting forth Seller's name, address and Federal tax identification number and stating that such Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended; and
                    (k) the Letter of Credit shall have been returned to Buyer. For the purpose of this agreement, "Final Order" means action by the Commission (a) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (b) with respect to which no appeal, request for stay, or petition for rehearing, reconsideration or review by any party or by the Commission on its motion, is pending, and (c) as to which the time for filing any such appeal, request, petition, or similar document for the reconsideration or review by the Commission on its own motion under the express provisions of the Communications Act of 1934 and the rules and regulations of the Commission, has expired (or if any such appeal, request, petition or similar document has been filed, a Commission order has been upheld in a proceeding pursuant thereto and no additional review or reconsideration may be sought).
               7.2 Conditions Precedent to the Obligations of the Seller. The Seller's obligation to consummate the sale under this agreement is subject to the fulfillment, at or prior to the closing, of each of the following conditions (any of which may be waived in writing by the Seller):
                    (a) all representations and warranties of the Buyer under this agreement shall be true at and as of the time of the closing with the same effect as though those representations and warranties had been made at and as of that time, with such exceptions as do not in the aggregate have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this agreement;

                    (b) the Buyer shall have performed and complied in all material respects with all obligations, covenants and conditions required by this agreement to be performed or complied with by it prior to or at the closing;
                    (c) the Commission shall have given all requisite approvals and consents, without any condition or qualification materially adverse to the Seller, to the assignment of the FCC Licenses to the Buyer and the acquisition or control of the Stations by the Buyer as provided in this agreement and such approvals shall have become a Final Order;
                    (d) all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this agreement shall have expired or been terminated;
                    (e) there shall not be in effect an injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this agreement; and
                    (f) the Seller shall have been furnished with a certificate of an officer of the Buyer, dated the Closing Date, in form and substance satisfactory to the Seller, certifying to the fulfillment of the conditions set forth in sections 7.2(a) and (b).
          8.   Transactions at the Closing.
               ---------------------------
               8.1 Documents to be Delivered by the Seller. At the closing, the Seller shall deliver to the Buyer the following:
                    (a) such bills of sale, assignments or other instruments of transfer and assignment, all in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to vest in Buyer title to the Assets in accordance with section 4.4;
                    (b) an opinion of Proskauer Rose LLP, counsel to the Seller, dated the Closing Date, in substantially the form of exhibit 8.1(b);
                    (c) an opinion of Wiley, Rein & Fielding, Commission counsel to the Seller, dated the Closing Date, in substantially the form of exhibit 8.1(c);
                    (d)  the certificate referred to in section 7.1(g); and
                    (e) copies of all consents and approvals received pursuant to section 6.5.

               8.2 Documents to be Delivered by the Buyer. At the closing, the Buyer shall deliver to the Seller the following:
                    (a)  wire transfer of funds in the amount provided in
section 2.2(b);
                    (b) instruments, in form and substance reasonably satisfactory to the Seller and its counsel, pursuant to which the Buyer shall assume the obligations of the Seller to be assumed by the Buyer pursuant to section 2.1(b);
                    (c) an opinion of Paul, Weiss, Rifkin, Wharton & Garrison LLP, counsel to the Buyer, dated the Closing Date, in substantially the form of exhibit 8.2(c); and
                    (d)  the certificate referred to in section 7.2(f).
          9.   Survival of Representations and Warranties; Indemnification.
               -----------------------------------------------------------
               9.1 Survival. All representations, warranties, covenants and agreements of the Seller and the Buyer contained in this agreement shall survive the Closing Date. Neither party shall, however, have any liability for misrepresentation or breach of warranty, covenant or agreement hereunder except to the extent that notice of a claim is asserted in writing and delivered to the other party not later than December 31, 2000. Any notice of a claim for misrepresentation or breach of warranty, covenant or agreement shall state specifically the representation or warranty, covenant or agreement with respect to which the claim is made, the facts giving rise to an alleged basis for the claim, and the amount of liability asserted against the other party by reason of the claim.
               9.2  Indemnification.
                    ---------------
                    (a) Subject to sections 9.1 and 9.3, the Seller shall indemnify and hold harmless the Buyer against all loss, liability, damage or expense (including reasonable fees and expenses of counsel) (together, "Losses"), that the Buyer may suffer, sustain or become subject to as a result of (i) any misrepresentation by the Seller or any breach by the Seller of any warranty, (ii) any breach of any covenant or other agreement contained in this agreement, (iii) the failure by the Seller to pay, perform or discharge when due any Excluded Liability or any other obligations, liabilities, agreements or commitments of the Seller not assumed by the Buyer pursuant to this agreement and (iv) any matters identified on schedule 4.18.
                    (b) Subject to section 9.1, the Buyer shall indemnify and hold harmless the Seller against all Losses that the Seller may suffer, sustain or become subject to as a result of (i) any misrepresentation by the Buyer or any breach by the Buyer of any warranty, covenant or other agreement contained in this agreement, and (ii) the failure by Buyer to pay, perform or discharge any of the obligations assumed by Buyer under section 2.1(b).
                    (c) If any claim is made against the Buyer that, if sustained, would give rise to a liability of the Seller under this agreement, or otherwise, the Buyer promptly shall cause notice of the claim to be delivered to the Seller and shall afford the Seller and its counsel, at the Seller's expense, the opportunity to defend or settle the claim. If such notice and opportunity are not given, or if the claim is settled without the Seller's consent, the Seller shall not have any liability to the Buyer with respect to the claim. The Buyer shall cooperate with the Seller in the defense of the claim and may, at its own expense, participate in the defense, but complete control of the defense shall remain with the Seller.
               9.3 Limitation on Liability. Notwithstanding anything to the contrary in this agreement;
                    (a) the Seller shall not be liable under section 9.2(a)(i) to the Buyer for misrepresentation or breach of warranty except to the extent that the aggregate amount of loss, liability, damage and expense incurred as a result of all such misrepresentations and breaches of warranty exceeds the sum of $250,000;
                    (b) the aggregate liability of the Seller to the Buyer for indemnification or otherwise under this agreement shall be limited solely to the Indemnity Escrow Amount. No such limitation under this section 9.3 or otherwise in this agreement shall be applicable to liability of the Seller for breach of its obligations under sections 2.4, 4.1, 4.2, and 4.22 hereof, it being understood that Buyer may at its option proceed directly against Seller (without recourse to the Indemnity Escrow Agreement) for any breach by Seller of such representations and covenants; and

                    (c) the Buyer shall have no other recourse against the Seller or its partners with respect to such indemnity obligations or otherwise arising under this agreement.
          10.  Termination.
               -----------
               10.1 Termination. Except with respect to provisions that expressly survive termination, this agreement may be terminated:
                    (a)  by written agreement of the Buyer and the Seller;
                    (b) by the Buyer or the Seller, by notice to the other, if at any time prior to the Closing Date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its obligations as provided in this agreement incapable of fulfillment;
                    (c)  by the Buyer as provided in sections 6.10, 11 or 12; or
                    (d) by the Buyer or the Seller, by notice to the other, if the Commission designates for a hearing the application for Commission consent contemplated by this agreement.
               10.2 Liability. The termination of this agreement under section 10.1(b), (c) or (d) shall not relieve any party of any liability for breach of this agreement prior to the date of termination.
          11. Risk of Loss. The risk of loss or damage to any of the Assets shall be on the Seller prior to the closing and thereafter shall be on the Buyer. If any Asset is damaged or destroyed prior to the Closing Date (any such event being referred to as an "Event of Loss"), the Seller shall immediately notify Buyer in writing of the Event of Loss. The notice shall specify with particularity the loss or damage incurred, the cause of the Event of Loss, if known or reasonably ascertainable, and the applicable insurance coverage. If the Seller elects to repair, replace or restore the Asset and the Asset so damaged or destroyed cannot be completely repaired, replaced or restored by the scheduled date of the closing but can be accomplished within 45 days after that date, the date of the closing shall be postponed for up to that 45-day period to allow the Seller an opportunity to repair, replace or restore the Asset. If the Seller does not elect to repair, replace or restore the Asset or if the repair, replacement or restoration cannot be accomplished within that 45-day period, the Buyer may elect, by written notice to the Seller within 20 days after the Buyer has received notice that an Event of Loss has occurred or that the repair, replacement or restoration cannot be so completed:
                    (a) to close the transaction on the scheduled date of the closing and accept the damaged Asset as is (in which event Seller shall assign to Buyer all rights under any insurance claim covering the loss and pay over to the Buyer any proceeds under any such insurance policy theretofore received by Seller with respect thereto to the extent not applied to replace or repair the damaged Asset); or
                    (b) to terminate this agreement without liability, in which event the Escrow Agent shall return Seller's Deposit Amount to the Buyer.
               If the date of the closing is postponed beyond the time specified in section 3.2, the parties shall seek the consent of the Commission as necessary to permit the transaction contemplated by this agreement to close.
          12. Interruption of Broadcast Transmissions. Notwithstanding any other provision hereof, if prior to the closing any event occurs which prevents the broadcast transmission by either Station with substantially full licensed power and antenna height as described in the application FCC Licenses and in the manner it has heretofore been operating for periods of time in excess of eight
(8) hours, the Seller will give prompt written notice thereof to Buyer. If such facilities are not restored so that the operation is resumed with substantially full licensed power within five (5) days of such event, or, in the case of more than one event, the aggregate number of days preceding such restorations from all such events is more than eight (8) days, or if either Station is off the air more than five (5) times for a period in each case exceeding eight (8) hours, Buyer shall have the right, by giving written notice to Seller of its election to do so, to terminate this agreement.
          13.  Miscellaneous.
               -------------
               13.1 Notices. Any notice or other communication under this agreement shall be in writing and shall be considered given when delivered personally or when mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

                    to the Buyer, to it at:

                    c/o Frank D. Osborn
                    64 Hemlock Hill Road
                    New Canaan, CT  06840
                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, NY  10019
                    Attention:  Robert M. Hirsh, Esq.

                    if to Seller, to it at:

                    350 Park Avenue
                    16th Floor
                    New York, New York  10022
                    Attention: Elizabeth McNeyYates

                    with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York  10036
                    Attention:  Lawrence H. Budish, Esq.

               13.2 Brokers. Each of the Buyer and the Seller represents and warrants to the other that it has not retained or dealt with any broker or finder in connection with the transactions contemplated by this agreement, except that the Seller has retained and shall pay the fees payable to Communications Equity Associates pursuant to a separate agreement between the Seller and Communications Equity Associates.
               13.3 Entire Agreement. This agreement, including the schedules and exhibits, contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes any previous agreement between them relating to that subject matter, and cannot be changed or terminated orally. Except as specifically set forth in this agreement, there are no representations or warranties by either party in connection with the transactions contemplated by this agreement.

               13.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agree ment.
               13.5 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.
               13.6 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect.
               13.7 Termination of Agreement. If after the date of this agreement the Buyer (or an affiliate of the Buyer) enters into an agreement for the acquisition of any other radio station and if either (x) approval of the sale of the Stations pursuant to this agreement has not been received from the Commission prior to October 31, 1999 for any reason unrelated to the Seller or the Seller's operations of the Stations, or (y) all applicable waiting periods under the HSR Act shall not have expired or been terminated on or before 120 days following the date of the filings under the HSR Act contemplated by the first sentence of section 6.1(b), then, in either such case, unless the failure of such event to have occurred is the result of a breach by Seller of its obligations under section 6.1 of this agreement, the Buyer shall promptly terminate (or cause its affiliate to terminate) its agreement to acquire any such other radio station located in Connecticut or which Seller reasonably determines is delaying FCC or FTC or DOJ approval. If the Buyer closed the acquisition of any such station, Buyer shall agree to take any actions that the Commission or the DOJ and FTC may require to approve the sale of the Stations pursuant to this agreement, including, but not limited to, holding any such station in trust, divesting of any such station or operating any such station in any manner that the Commission or the DOJ and FTC may require.
               13.8 Assignment. No party may assign any of its rights or delegate any of its duties under this agreement without the consent of the other, except that Buyer may assign Buyer's right hereunder to have the FCC Licenses assigned to Buyer to an affiliate of Buyer that is a wholly owned entity or entity otherwise controlled by Buyer; provided however that such assignment shall not delay the Commission consent to the assignment of the FCC Licenses or the closing.
               13.9 Publicity. Except as required by applicable law, no party shall issue any press release or other public statement regarding the transactions contemplated by this agreement without consulting with the other.
               13.10 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with section 13.1) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this agreement.
               13.11 Specific Performance. Seller acknowledges that the Assets being transferred hereunder are of a special, unique and extraordinary character, and that any breach of this agreement by Seller could not be compensated for by damages, and Seller therefore confirms and agrees that Buyer's right to specific performance is essential to protect the rights of Buyer hereunder. Accordingly, if Seller breaches its obligations under this agreement, the Buyer shall be entitled, in addition to any other remedies that it may have, subject to obtaining any necessary approval of the Commission, to enforcement of this agreement by a decree of specific performance requiring Seller to fulfill its obligations under this agreement.
               13.12 Counterparts. This agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.

                      [END OF TEXT- SIGNATURE PAGES FOLLOW]

                         SHADOW COMMUNICATIONS, LLC

                         By:  /s/ Frank D. Osborn
                         ---------------------------------------------
                              Name:  Frank D. Osborn
                              Title: Authorized Person

                         ML MEDIA PARTNERS. L.P.
                         By:  Media Management Partners, its general partner
                         By:  RP Media Management, its general partner
                         By:  IMP Media Management, Inc., its general partner

                         By:  /s/ Elizabeth McNey Yates
                         ---------------------------------------------
                              Elizabeth McNey Yates
                              Vice President